Exhibit 99

SILICON LABORATORIES RESULTS EXCEED EXPECTATIONS

—Company Reports Strong Quarterly Performance and Outlook—

AUSTIN, Texas — April 25, 2012 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported first quarter revenue of $125.7 million, a five percent increase compared to the same period last year.  GAAP and non-GAAP diluted earnings per share of $0.33 and $0.43, respectively, also exceeded expectations and represented solid growth versus the first quarter of 2011.

Financial Highlights

Strong new product cycles largely offset anticipated seasonal weakness, driving revenue upside.  First quarter revenue declined by less than one percent sequentially, setting the stage for a strong start to 2012. On a GAAP-basis, gross margin declined to 59.7 percent. R&D investment was $32.9 million and SG&A expense was $25.4 million. Resulting GAAP operating income was 13 percent, an improvement over the same period a year ago. Net income was 11 percent of revenue. Diluted GAAP earnings per share of 33 cents increased 14 percent sequentially, a six quarter high.

The following non-GAAP results exclude the impact of stock compensation and other one-time items.  Significant strength in the company’s video products resulted in a mix shift during the quarter. Gross margin therefore declined to 60.0 percent.  R&D remained about flat at $29.3 million, while SG&A increased slightly to $23.3 million.  Operating income, therefore, was better than expected at 18 percent of revenue, and net income was 15 percent of revenue. Solid operational results provided significant earnings leverage resulting in diluted earnings per share of 43 cents, a 7.5 percent year on year increase.  Reconciling charges are set forth in the financial measures table included below.

The company ended the quarter with $351 million in cash, cash equivalents and investments due to continued healthy cash flow from operations.

Business Highlights

First quarter revenue upside was driven by continued strength in video and touch controllers, as well as solid demand for MCU and power-related products.

The company’s video products ramped into new design wins as TV makers began to build their new models for 2012.  Market share gains were behind the more than 30 percent revenue growth compared to the same period a year ago. Continued momentum at the company’s large touch controller customer also contributed to the first quarter performance as demand outpaced original forecasts.

The MCU product line benefitted from some demand recovery in the communications and industrial end markets, growing slightly sequentially despite seasonal weakness in consumer end markets. Isolation and related power product revenue also increased due to market share gains.

“As I take the helm, I see tremendous potential for the business. We have the right team, the product line up and the market runway to become one of the leaders in the semiconductor industry,” said Tyson Tuttle, president and CEO of Silicon Laboratories. “We’re building a set of capabilities that I feel strongly are going to be the backbone of a very substantial and valuable piece of our business in the future.”

The company expects revenue for the second quarter to be up three to seven percent sequentially.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. central time. An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or +1 (404) 537-3406 (international) and by entering 71533415. The replay will be available through May 9th.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories, please visit www.silabs.com.

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; inventory-related risks; risks associated with acquisitions; difficulties managing international activities; difficulties managing our manufacturers and subcontractors; risks that Silicon Laboratories may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; risks associated with divestitures; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2012	April 2, 2011
Revenues	$125,702	$119,636
Cost of revenues	50,606	47,478
Gross margin	75,096	72,158
Operating expenses:
Research and development	32,930	35,359
Selling, general and administrative	25,402	31,860
Operating expenses	58,332	67,219
Operating income	16,764	4,939
Other income (expense):
Interest income	497	571
Interest expense	(33)	(5)
Other income (expense), net	(111)	209
Income before income taxes	17,117	5,714
Provision for income taxes	2,797	7,674

Net income (loss)	$14,320	$(1,960)

Earnings (loss) per share:
Basic	$0.34	$(0.04)
Diluted	$0.33	$(0.04)

Weighted-average common shares outstanding:
Basic	42,458	44,269
Diluted	43,850	44,269

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended March 31, 2012
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense *	Termination Costs **	Acquisition Related Items	Non- GAAP Measure	Non- GAAP Percent of Revenue
Revenues	$125,702

Gross margin	75,096	59.7%	$360	$—	$—	$75,456	60.0%

Research and development	32,930	26.2%	3,602	—	—	29,328	23.3%

Selling, general and administrative	25,402	20.2%	3,895	(868)	(949)	23,324	18.6%

Operating income	16,764	13.3%	7,857	(868)	(949)	22,804	18.1%

Net income	14,320	11.4%	6,470	(1,133)	(949)	18,708	14.9%

	Three Months Ended March 31, 2012
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense *	Termination Costs **	Acquisition Related Items	Non- GAAP Measure
Net income	$14,320	$6,470	$(1,133)	$(949)	$18,708

Diluted shares outstanding	43,850				43,850

Diluted earnings per share	$0.33				$0.43

*                 Excludes stock compensation recognized in connection with terminations costs.

**          Termination costs include the reversal of previously recognized stock compensation for modified stock awards.

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$98,038	$94,964
Short-term investments	235,299	212,526
Accounts receivable, net of allowances for doubtful accounts of $925 at March 31, 2012 and $725 at December 31, 2011	61,425	55,351
Inventories	34,295	34,778
Deferred income taxes	4,941	11,563
Prepaid expenses and other current assets	47,527	43,867
Total current assets	481,525	453,049
Long-term investments	17,729	17,477
Property and equipment, net	24,008	25,141
Goodwill	115,489	115,489
Other intangible assets, net	57,725	60,005
Other assets, net	36,334	34,830
Total assets	$732,810	$705,991

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$29,965	$26,354
Accrued expenses	30,810	30,857
Deferred income on shipments to distributors	28,269	24,962
Income taxes	1,302	665
Total current liabilities	90,346	82,838
Long-term obligations and other liabilities	19,053	24,214
Total liabilities	109,399	107,052
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 42,835 and 42,068 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	4	4
Additional paid-in capital	24,251	14,749
Retained earnings	600,973	586,653
Accumulated other comprehensive loss	(1,817)	(2,467)
Total stockholders’ equity	623,411	598,939
Total liabilities and stockholders’ equity	$732,810	$705,991

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2012	April 2, 2011
Operating Activities
Net income (loss)	$14,320	$(1,960)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation of property and equipment	3,543	3,253
Amortization of other intangible assets and other assets	2,280	3,057
Stock-based compensation expense	6,693	9,473
Income tax benefit from employee stock-based awards	2,656	1,184
Excess income tax benefit from employee stock-based awards	(2,426)	(1,142)
Deferred income taxes	3,101	1,366
Changes in operating assets and liabilities:
Accounts receivable	(6,074)	(11,704)
Inventories	447	(759)
Prepaid expenses and other assets	4,581	(4,499)
Accounts payable	4,209	(4,787)
Accrued expenses	(5,087)	(1,634)
Deferred income on shipments to distributors	3,307	2,293
Income taxes	(5,403)	3,233
Net cash provided by (used in) operating activities	26,147	(2,626)
Investing Activities
Purchases of available-for-sale investments	(82,845)	(31,492)
Proceeds from sales and maturities of marketable securities	60,518	55,092
Purchases of property and equipment	(2,428)	(2,697)
Purchases of other assets	(850)	(584)
Acquisition of business, net of cash acquired	—	(27,546)
Net cash used in investing activities	(25,605)	(7,227)
Financing Activities
Proceeds from issuance of common stock, net of shares withheld for taxes	106	(3,580)
Excess income tax benefit from employee stock-based awards	2,426	1,142
Repurchases of common stock	—	(606)
Payments on debt	—	(7,174)
Net cash provided by (used in) financing activities	2,532	(10,218)

Increase (decrease) in cash and cash equivalents	3,074	(20,071)
Cash and cash equivalents at beginning of period	94,964	138,567
Cash and cash equivalents at end of period	$98,038	$118,496

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